EITHER THIS WARRANT NOR ANY SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS UNLESS DATAMETRICS CORPORATION (THE "COMPANY") HAS RECEIVED THE WRITTEN OPINION OF THE COMPANY'S COUNSEL OR OTHER COUNSEL REASONABLY SATISFACTORY THE COMPANY THAT, AFTER INVESTIGATION OF THE RELEVANT FACTS, SUCH COUNSEL IS OF THE OPINION THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.


Warrant No._______                                              1,000,000 Shares



                        WARRANT TO PURCHASE COMMON STOCK
                                       OF
                             DATAMETRICS CORPORATION

         VOID AFTER 5:00 P.M., EASTERN DAYLIGHT TIME, ON AUGUST 31, 2004


         This certifies that, for value received, Roy Doumani or his permissible transferees, designees, successors and assigns (collectively, the "Holder"), is entitled, subject to the terms set forth below, to purchase from Datametrics Corporation, a Delaware corporation (the "Company"), SO MUCH OF ONE MILLION (1,000,000) SHARES OF THE COMPANY'S COMMON STOCK, PAR VALUE $.01 PER SHARE (THE "COMMON STOCK"), AS ARE THEN AVAILABLE PURSUANT TO THE SCHEDULE SET FORTH IN
SECTION 1 HEREOF, upon surrender hereof, as hereinafter provided, at the exercise price of $1.00 per share of Common Stock. The number of, and exercise price for, such shares of Common Stock are subject to adjustment as provided herein. This Warrant is being issued in connection with and in consideration of the initial Holder's secured guarantee ("Guarantee") of the Company's secured revolving line of credit in the amount of $1,000,000 pursuant to an Intercreditor and Reimbursement Agreement of even date between the initial Holder and the Company. For purposes hereof, the phrase "Guarantee is Outstanding" shall mean that the Guarantee has continuously from the date hereof, and as of the date of such determination, (i) been in full force and effect; (ii) been fully secured in accordance with the terms of the agreements between the Company and the initial Holder, or the Company, the initial Holder and the Bank; and (iii) not been breached, released, canceled, terminated or surrendered.

         1. VESTING OF WARRANTS. This Warrant is exercisable immediately by the Holder in whole or in part, at any time and from time to time during the term hereof, with respect to 333,333 shares of Common Stock. This Warrant also is exercisable at any time during the term hereof with respect to additional shares of Common Stock increasing by 33,333 shares of Common Stock per month, commencing on September 1, 1999 and continuing on the first day of each month until August 1, 2000. Thereafter, if the Guarantee is Outstanding on March 1, 2000 and this Warrant is exercisable at any time during the term for an additional 266,667 shares of Common Stock. otwithstanding anything to the contrary herein contained, this Warrant shall be canceled automatically as to all shares of Common Stock as to which it is not then exercisable at the moment that the Guarantee is not Outstanding.

         2. ESERCISE. This Warrant may be exercised by the Holder in whole or in part from time to time commencing on the date hereof and terminating on or before 5:00 p.m., New York time, on August 31, 2004 (the "WARRANT EXPIRATION Date"), with respect to the shares of Common Stock from time to time available in accordance with Section 1 hereof, upon his tendering this Warrant (with the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder), and payment in cash or by check acceptable to the Company, for the purchase price of the shares to be purchased at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company). To the extent not exercised prior to the Warrant Expiration Date this Warrant shall become void and all rights thereunder and all rights in respect thereof shall cease as of such time.

         3. RIGHTS UPON EXERCISE. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided in Section 2 hereof, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. Unless exercised in connection with an underwritten public offering, as promptly as practicable on or after such date and in any event within seven (7) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised. In the event of exercise at the time of an underwritten public offering, the Company will provide
instructions   as  to  the   exercise  of  this  Warrant  and  the  issuance  of
certificates.

         4. NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the exercise price multiplied by such fraction.

         5. REPLACEMENT OF WARRANT. Upon receipt of evidence reasonably satisfactory to the Company, in its sole and absolute discretion, of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

         6. RIGHTS OF STOCKHOLDERS. The Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, consolidation, merger or otherwise) or to receive notices of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the shares of Common Stock purchasable upon the exercise hereof shall have been issued, as provided herein.

         7. COMPLIANCE WITH SECURITIES LAWS. (a) The Holder of this Warrant, by acceptance hereof, acknowledges that the shares of Common Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of any shares of Common Stock to be issued upon exercise hereof, except under circumstances that will not result in a violation of the United States Securities Act of 1933, as amended (the "ACT"), or any foreign or state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired solely for the Holder's, own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

                  (b) All shares of Common Stock issued upon exercise hereof may be stamped or imprinted with the following legend (in addition to any legend required by the Act and the securities laws of any state of the United States) as determined by counsel for the Company:

         THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS UNLESS DATAMETRICS CORPORATION (THE "COMPANY") HAS RECEIVED THE WRITTEN OPINION OF THE COMPANY'S COUNSEL OR OTHER COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT, AFTER INVESTIGATION OF THE RELEVANT FACTS, SUCH COUNSEL IS OF THE OPINION THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

         8. RESTRICTIONS ON TRANSFER OF UNDERLYING COMMON STOCK. The Holder of this Warrant by acceptance hereof agrees that the transfer of the shares of Common Stock issuable upon the exercise of all or any portion of this Warrant is subject to the provisions of this Warrant, which include certain restrictions on the transfer of such shares of Common Stock.

         9. RESERVATION OF COMMON STOCK. The Company hereby covenants and agrees that during the term that this Warrant is exercisable, the Company will reserve from its authorized and unissued shares of Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its Certificate of Incorporation to provide a sufficient reserve of shares of Common Stock issuable upon exercise of the Warrant. The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant and payment of the exercise price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

         10. NOTICES. (a) Whenever the exercise price or number of shares purchasable hereunder shall be adjusted pursuant to Section 12 hereof, the Company shall issue a certificate signed by its Secretary setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the exercise price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid to the Holder of this Warrant.

                  (b) In case: (i) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or (ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any sale, lease or conveyance of all or substantially all of the assets of the Company to another person; or (iii) of any voluntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Holder a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten (10) days prior to the date therein specified.

                  (c) All such notices and communications shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery and (ii) in the case of mailing, on the second business day following the date of such mailing.

         11. AMENDMENTS. (a) Any term of this Warrant may be amended with the written consent of the Company and the holders of warrants which, if exercised would then represent not less than a majority of the shares of Common Stock issuable upon exercise of any and all outstanding warrants for shares of Common Stock issued by the Company on the date hereof (the "COMMON STOCK WARRANTS"), even without the specific consent of the Holder. An amendment effected in accordance with this Section 11 shall be binding upon each holder of any of the Common Stock Warrants, each future holder of all such Common Stock Warrants, and the Company. The Company shall promptly give notice to all holders of Common Stock Warrants of any amendment effected in accordance with this Section 11.

                  (b) No waivers of or exceptions to any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

         12. ADJUSTMENTS; ANTIDILUTION. The exercise prices and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:

                  (a) MERGER, SALE OF ASSETS, ETC. If at any time, while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving person, or a reverse triangular merger in which the Company is the surviving person but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of cash, securities or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the exercise price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer which a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 12. The foregoing provisions of this subsection (a) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation which are at the time receivable upon the exercise of this Warrant. If the per share consideration payable to the Holder for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors, whose determination shall be final and binding. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as nearly as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

                  (b) RECLASSIFICATION, ETC. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall, by reclassification of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the exercise price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 12.

                  (c)  SPLIT,  SUBDIVISION  OF  COMBINATION  OF  SHARES.  If the
Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the exercise price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

                  (d) ADJUSTMENTS FOR DIVIDENDS IN STOCK OR OTHER SECURITIES OR PROPERTY. If while this Warrant, or any portion thereof, remains outstanding and unexpired the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company which such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 12.

                  (e) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment pursuant to this Section 12, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any such Holder, furnish or cause to be furnished to such Holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the exercise price at the time in effect; and (iii) the number of shares and the amount, if any, of other property which at the time would be received upon the exercise of the Warrant.

                  (f) NO IMPAIRMENT. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 12 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders against impairment.

         13.      REGISTRATION RIGHTS.

         (a) REGISTRATION OF ALL SHARES UNDERLYING WARRANT. Subject to the following provisions: As soon as practicable, the Company shall register 533,333 of the shares of Common Stock to be received for issuance pursuant hereto; and if the Guarantee is Outstanding on March 1, 2000, on or before March 15, 2000 the Company shall amend such registration, or file a new registration, to include the remaining 466,667 shares of Common Stock reserved for issuance hereunder.

         (b) PREPARATION AND FILING: If and whenever the Company is under an obligation to effect the registration of any Common Stock issuable pursuant hereto (the "Registrable Common Stock"), the Company shall, as expeditiously as practicable:

                           (i) prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective in accordance with Section 13(b)(ii);

                           (ii) prepare and file with the Commission such amendments and supplements to such registration statements and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for at least nine months and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Common Stock covered by such registration statement;

                           (iii) furnish to each holder of Registrable Common Stock such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the public sale or other disposition of such Common Stock;

                           (iv) use its best  efforts to register or qualify the
                  Common Stock covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as each such seller shall reasonably request (provided, however, that the Company shall not be required to consent to general service or process for all purposes in any jurisdiction where it is not then qualified) and do any and all other acts or things which may be necessary or advisable to enable such seller to consummate the public sale or other disposition in such jurisdiction of such securities;

                           (v) notify each seller of  Registrable  Common  Stock
                  covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Securities Act within the appropriate period mentioned in
                  Section 13(c), of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and at the request of such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Common Stock, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

                           (vi) furnish, at the request of any holder or holders
                  requesting  registration  of  Common  Stock  pursuant  to this
                  Section 13, on the date that such Registrable Common Stock are delivered to the underwriters for sale in connection with a registration described in this Section 13, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (A) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the holder or holders making such request; and (B) a letter dated such date, from the independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the holder or holders making such request.

         (c) EXPENSES. The Company shall bear all costs and expenses of each such registration, including, but not limited to, printing, legal and accounting fees and expenses, Securities and Exchange Commission and NASD filing fees and "Blue Sky" fees and expenses; provided, however, that the Company shall have no obligation to pay or otherwise bear any portion of the underwriters' commissions or discounts attributable to the Common Stock being offered and sold by the holders of Common Stock (if any), or the fees and expenses of any counsel for the selling holders of Common Stock in connection with the registration of the Membership Interests.

         (d)      ADDITIONAL COVENANTS CONCERNING SALES.

                           (i) If permitted by  applicable  law and  regulation,
                  the Company, at the request of the holder of Registrable Common Stock, shall file such amendments and/or supplements to such registration statement necessary to take such other steps as may be required to maintain such registration statement in effect, and to keep the information therein current, so long as any of the Registrable Common Stock included therein remain unsold. In connection with any registration statement referred to in this Section 13, the Company shall furnish to the holder of Registrable Common Stock (or to any broker or other person at its request) a reasonable number of copies of such registration statement, each amendment and supplement thereto and each document included therein, and such number of copies of the then current prospectus included therein as either the holder of Common Stock or its brokers may from time to time reasonably request.

                           (ii) In connection  with any  registration  statement
                  referred to in this Section 13 of this Agreement, the holder of Registrable Common Stock being registered will furnish to the Company such information as the Company may reasonably require from such holder for inclusion in the registration statement (and the prospectus included therein).

                           (iv) The Company's  obligations under this Section 13
                  shall be conditioned upon each holder of Registrable Common Stock whose Common Stock are being registered and any underwriter participating in such public offering executing and delivering to the Company an appropriate agreement, if necessary in the reasonable opinion of counsel to the Company, in form satisfactory to counsel for the Company, that he will comply with all anti-stabilization, manipulation, and similar provisions of Section 10 of the Securities Exchange Act of 1934, as amended, and any rules promulgated thereunder and will furnish to the Company information about sales made in such public offering.

         (e) BLUE SKY PROVISIONS. The Company, at its expense, shall cause all of the Common Stock included in a registration statement referred to in this Section 13 to be qualified under the laws of such reasonable number of jurisdictions as the holder of Registrable Common Stock, or the managing underwriter named therein, may designate, and the Company will continue such qualification in effect so long as may be necessary to comply with all applicable laws regulating sales of securities.

         (f) ADVISING THE HOLDER OF REGISTRABLE MEMBERSHIP INTERESTS. In connection with any registration statement referred to in this
                  Section 13, the Company will promptly advise each holder of Registrable Common Stock and confirm such advice in writing
                  (i) when the registration statement has become effective, (ii) when any post-effective amendment to the registration statement becomes effective, and (iii) of any request by the SEC for any amendment or supplement to the registration statement or prospectus or for additional information.

                  If at any time the SEC should institute or threaten to institute any proceeding for the purposes of issuing, or should issue, a stop order suspending the effectiveness of the registration statement, the Company will promptly notify the holder of Registrable Common Stock, and will use its best efforts to prevent the issuance of any such stop order or to obtain the withdrawal thereof as soon as possible; and the Company will advise such holder of Registrable Common Stock promptly of any order or communication of any public board or body addressed to the Company suspending or threatening to suspend the qualification of any Registrable Common Stock for sale in any jurisdiction.

         (g)      INDEMNIFICATION.

                           (i) With respect to the registration rights described
                  in this Section 13, the Company hereby agrees to indemnify, hold harmless and defend each holder of Registrable Common Stock and each person, if any, who is deemed a controlling person of such holder of Registrable Common Stock within the meaning of the Securities Act, against any and all losses, claims, damages or liabilities (including legal and other expenses incurred in investigating and defending against the same), to which they, or any of them, may become subject under the Securities Act or other statute or common law, arising out of or based upon:

                                    (A)  any  alleged  untrue   statement  of  a
                                    material fact contained in any  registration
                                    statement,    preliminary    prospectus   or
                                    prospectus included therein, any amendment thereof of supplement thereto; or

                                    (B) the alleged  omission to state therein a
                                    material fact required to be stated  therein
                                    or   necessary   to  make   the   statements
                                    contained therein not misleading; provided, however, that the indemnity contained in this Subsection (g) shall not apply to any such alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Holder of Registrable Common Stock. The Holder of Registrable Common Stock agrees that as soon as practicable, but in any event within forty-five (45) days, after the receipt of notice of any claim or action against it in respect of which indemnity may be sought from the Company hereunder, to notify the Company thereof in writing, and the Company shall assume the defense of such claim or action (and the cost thereof) by counsel of its own choosing, who shall be reasonably satisfactory to the Holder of Registrable Common Stock.

                           (ii) Each selling holder of Registrable  Common Stock
                  shall agree to indemnify, hold harmless and defend the Company, its directors and officers, and each person, if any, who is deemed a controlling person of the Company with the meaning of the Securities Act, against any and all losses, claims, damages or liabilities, including legal or other expenses incurred in investigating and defending against the same, to which they or any of them may become subject under the Securities Act or other statute or common law, arising out of or based upon:

                                    (A)  any  alleged  untrue   statement  of  a
                                    material   fact   contained   in  any   such
                                    registration statement, or prospectus or preliminary prospectus included therein, or any amendment thereof or supplement thereto, or

                                    (B) the alleged  omission to state therein a
                                    material fact required to be stated  therein
                                    or   necessary   to  make   the   statements
                                    contained   therein  not   misleading.   The
                                    Company, and any other person or entity in respect of which indemnity may be sought from the Holder of Common Stock hereunder, agree, that as soon as practicable, but in any event within forty-five (45) days, after receipt of notice of any claim or action against the Company or such other person or entity, to notify the holder of Common Stock thereof in writing, and the holder of Common Stock shall assume the defense of any such claim or action (and the cost thereof) by counsel of their own choosing, who shall be reasonably satisfactory to the Company.

         14.    [RESERVED]

         15.    MISCELLANEOUS PROVISIONS.

                  (a) GOVERNING LAW. This Warrant has been executed and delivered in the State of New Jersey and shall be governed by and construed in accordance with the laws of the State of New Jersey without reference to the principles of conflicts of law thereof

                  (b) JURISDICTION. The Company hereby irrevocably consents and submits to, and the Holder, by its acceptance of this Warrant, likewise hereby irrevocably consents and submits to, the exclusive jurisdiction of the United States District Court for the District of New Jersey in connection with any proceeding arising out of or relating to this Warrant, waives any objection to venue in such District (unless such court lacks jurisdiction with respect to such proceeding, in which case, the Company irrevocably consents and submits to, and the Holder, by its acceptance of this Warrant, likewise irrevocably consents and submits to, the jurisdiction of the Courts of the State of New Jersey in connection with such proceeding and waives any objection to venue in the State of New Jersey), and agrees that service of any summons, complaint, notice or other process relating to such proceeding may be effected in the manner provided by Section 10(g) of the Rights Agreement.

                THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK

                  (c) ATTORNEYS' FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements, in addition to any other relief to which such party may be entitled.

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its corporate name by a duly authorized officer and to be dated as of the day and year written below.

Dated as of August ____, 1999

Total No. of Shares: 1,000,000 (subject to vesting as set forth in Section 1 above)

                                                     DATAMETRICS CORPORATION


                                                     By: /s/ Daniel P. Ginns
                                                         -----------------------
                                                         Name: Daniel P. Ginns
                                                         Title: Chairman and CEO

                               NOTICE OF EXERCISE



To:      DATAMETRICS CORPORATION
         25B Hanover Road
         Suite 3305
         Florham Park, NJ 07932




         (1) The undersigned hereby elects to purchase __________ shares of Common Stock of DATAMETRICS CORPORATION, pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares.

         (2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock, except under circumstances that will not result in a violation of the United States Securities Act of 1933, as amended, or any foreign or state securities laws.

         (3) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

         (4) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:




------------------------------              ------------------------------------
Date:                                       Name: